Exhibit 10.8

                              CONSULTING AGREEMENT



     This Consulting Agreement (this "Agreement") is made and entered into as of this _____ day of April 2002 by and between AdZone Research, Inc. a Delaware corporation ("AdZone", or the "Company") and NuQuest Consulting, Inc., a Nevada corporation ("NuQuest", or the "Consultant").

                                    RECITALS

     WHEREAS, the Consultant has performed certain services for the Company and the Company desires to compensate the Consultant for services performed and to solidify the relationship between the parties from this point forward;

     WHEREAS, the parties hereto have previously discussed the terms of a consulting agreement and desire to finalize all discussions between them into this Agreement;

     WHEREAS, the Company wishes to engage the consulting services of the Consultant; and

     WHEREAS, the Consultant wishes to provide the Company with consulting services.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.   CONSULTING SERVICES

     The Company hereby authorizes, appoints and engages the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement:

     The Consultant will consult with the Company on its business plan, financial statements, brochures, and other offering materials to be prepared in anticipation of the obtainment of one, or more potential rounds of equity financing, a public offering, and other issues pertaining to the Company's common stock being traded on a United States exchange. Without limitation to the generality of the foregoing, the Company agrees to provide to the Consultant and the Consultant specifically agrees to:

     a. Review all of the Company's books and records, sales materials, business plans, financial statements, projections, and all other materials reasonably necessary in the performance of its duties hereunder;

     b. Suggest and assist in the implementation of changes to any of the above listed materials which will better position the Company to obtain equity financing, including the structure of any private placement which the Company undertakes;

     c. Introduce the Company to reasonable sources of accounting, legal, printing, financial statement preparation, public relations and other professional services as needed;

     d. Use reasonable best efforts to actively seek and identify potential investors in the Company;

     e.   Assist    the    Company    in    identifying    an   NASD    licensed
          broker/dealer/market maker to assist the Company;

     f. Assist the Company in taking each of the steps set forth on Exhibit A attached hereto and made a part hereof;

     g. Submit to the Company, when requested, complete and accurate reports of the status of Consultants efforts, including negotiations, discussions or searches for appropriate investors into the Company; and

     h. Assist the Company, at the Company's request, in the consummation of any proposed financing.

     i. Assist the Company, at the Company's request, in the establishment of a marketing database for the Company's use in its marketing efforts.


2.   TERM OF AGREEMENT

     This Agreement, including all of its terms, conditions and exhibits, shall be in full force and effect as of the date hereof through and including that period which ends twelve (12) full months from the date of this Agreement. The Company and the Consultant shall each have the right to terminate this Agreement in the event of the bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. The Consultant and the Company shall each have the right to terminate this Agreement during the first thirty (30) days (the "Due Diligence Period") with, or without cause. The Consultant shall, after the Due Diligence Period, have the right to terminate this Agreement if the Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for compensation to the Consultant as set forth in this Agreement. The Company shall, after the Due Diligence Period, have the right to terminate this agreement if the Consultant fails to comply with the terms of this Agreement.

3.   COMPENSATION TO CONSULTANT

     a. The Company shall issue to the Consultant warrants for 900,000 shares of common stock of the fully diluted outstanding shares of the Company as prescribed by the following schedule: Immediately upon signing this Agreement, the Company shall issue to Consultant warrants for 300,000 shares. On the anniversary date beginning the second month of this Agreement the Company shall issue to Consultant warrants for 300,000 shares. On the anniversary date beginning the third month of this Agreement the Company shall issue to Consultant warrants for 300,000 shares.

          These warrants shall be freely assignable, transferable and entitle the Consultant to exercise said warrants on a cashless basis for a period of two (2) years from the date of issuance of each warrant package of 300,000 shares. The warrants shall have an exercise price of $.15 (fifteen cents) per share and shall be exercisable by the Consultant at such time as the shares of the Company's stock closes at $.15 (fifteen cents), or higher on any trading day on the exchange where the Company's shares are traded. The Company, upon the Consultant's formal written request, shall immediately file an S-8 registration statement with the SEC in order to register the entire 900,000 shares underlying the warrants. Upon exercise of the warrants, by the Consultant, the Company shall immediately issue and deliver to the Consultant the registered, free trading common shares of the Company's stock. The Company, in its sole discretion, may exercise any number of warrants it chooses. Up to the actual total number of warrants it has previously been issued.


     b. In addition to the stock option compensation set forth above, the Company shall pay the following cash fees, amounting to a total of $33,000. These fees shall be paid to the Consultant according to the following:

          Upon signing this Agreement, the Company shall pay to the Consultant a fee of $1,000 for the first month of this Agreement.

          The Company shall pay to the Consultant a fee of $2,000 on the anniversary date of this Agreement beginning the second month of the Agreement.

          The Company shall pay to the Consultant a fee of $3,000 on the anniversary date beginning the third month and the anniversary of each of the remaining nine (9) months of this Agreement.

     c. Throughout this Agreement, all dollar figures expressed shall be United States dollars.

4.   REPRESENTATIONS AND WARRANTIES OF CONSULTANT

     Consultant represents and warrants to and agrees with the Company that:

     a. This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

     b. The consummation of the transactions contemplated hereby will not result in any breach of the terms, or conditions, or constitute a default under any agreement, or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultant's current employment.

     c. During the course and in the context of any offering in connection with the private placement, initial public offering, or otherwise, the Consultant will not make any untrue statements of a material fact, or omit to state a material fact necessary in order to make any statement in light of the circumstance under which it is made, not misleading. Further, the

          Consultant hereby indemnifies the Company against any legal actions, or any damages, or award resulting from the Consultant's making any untrue statements of material fact, or omitting to state a material fact.


5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents, warrants, covenants to and agrees with Consultant that:

     a. This Agreement has been duly authorized, and executed by the Company. This Agreement constitutes the valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

     b. During the course and in the context of any offering in connection with a private placement, initial public offering, registration statement, or otherwise, the Company will not make any untrue statements of material fact, or omit to state a material fact necessary in order to make any statement, in light of the circumstance under which it is made, not misleading. Further, the Company hereby indemnifies the Consultant against any legal actions, or any damages or award resulting from the Consultant utilizing information or documentation supplied by the Company.

     c. There is not now pending, or to the knowledge of the Company, threatened, any undisclosed action, suit or proceeding to which the Company is a party before, or by any court or governmental agency, or body which might result in a material adverse change in the financial condition of the Company. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under any statute, indenture, mortgage, or other material Agreement, or instrument to which the Company is a party, or violate any order applicable to the Company, or governmental agency having jurisdiction over the Company, or over any of its property.

     d. The parties hereto agree that the Company shall be responsible for any and all costs and expenses reasonably incurred by Consultant in performing his duties hereunder, including but not limited to reasonable legal fees, printing costs, fees paid to third-party professionals, etc. No expense to be reimbursed by the Company in excess of $100 shall be incurred by the Consultant without prior written approval of the Company.

     e. The Company hereby agrees to pursue each of the steps and actions as set forth on Exhibit A attached hereto and made a part hereof. The Company acknowledges and agrees that by entering into this Agreement, the Consultant incurs certain expenses or forgoes certain other opportunities, the value of which cannot reasonably be measured. In the event the Company decides not to pursue any of the steps and actions as set forth on Exhibit A, all of the compensation set forth in Section 3b of this Agreement shall become immediately due and payable to the Consultant. The Consultant reserves the right to pursue a cause of action against the Company to collect the full amount of compensation set forth therein.

6.   INDEPENDENT CONTRACTOR

     Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

7.   NOTICES

         Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered or sent via facsimile, or forty eight (48) hours after deposit with a courier for overnight delivery, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to the Company:

                  AdZone Research, Inc.
                  Attn: Charles Cardona, CEO
                  211 Roanoke Avenue
                  Riverhead, NY 11901
                  Facsimile (631) 369-4024

If to Consultant:

                  NuQuest Consulting, Inc.
                  Attn: Ken Honeyman, President
                  2849 Paces Ferry Road, Suite 710
                  Atlanta, GA 30339
                  Facsimile (770) 433-9194


8.   ASSIGNMENT

     This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.


9.   CHOICE OF LAW AND VENUE

     This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the state of the defendant including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any legal action brought by the Company against the Consultant shall be brought in the State of Georgia, County of Cobb and any action brought by the Consultant against the Company shall be in the State of New York, County of Suffolk.


10.  NONDISCLOSURE

     Unless directed by a government agency, responsible regulatory agency, or a court of competent jurisdiction over the parties, each party hereto agrees to keep the terms of this Agreement and the transactions contemplated hereby as confidential and shall not disclose such information to any third party, other than professional advisors utilized to negotiate and consummate the transactions contemplated hereby. The parties hereto agree that in the event there is a breach of the foregoing confidentiality provision, the damage to the parties hereto would be difficult to estimate and as a result, in the event of such a breach, the non-breaching party, in addition to any and all other remedies allowed by law, would be entitled to injunctive relief enjoining the actions of the breaching party.


11.  ENTIRE AGREEMENT

     Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.


12.  SEVERABILITY

     If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.


13.  CAPTIONS

     The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.


14.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.



15.  MODIFICATION

     No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

16.      ATTORNEYS FEES

     Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

   AdZone Research, Inc.                              NuQuest Consulting, Inc.


 /S/Charles Cardona                           /S/ Ken Honeyman
----------------------------                 -----------------------
By:      Charles Cardona                     By:     Ken Honeyman
Its:     CEO                                 Its:    President

                                    Exhibit A

     The Company agrees to undertake, and Consultant agrees to use its best efforts to assist the Company in undertaking, the following steps and actions:

     1. Within ten (10) days of the date hereof, unless already retained, the Company shall retain the services of securities counsel, acceptable to both the Company and the Consultant.

     2. The Company acknowledges and agrees that the Consultant will not begin work until the date the Company signs this Agreement. Upon the occurrence of this event, the Company shall begin incurring costs associated with the Consultant's consultation services.

          The Company and Consultant agree that the use of the Company's funds raised through any private placement, other investment, loan, or convertible debt, or preferred stock, or other offering shall be:

     (i)  to the Consultant as set forth in this Agreement;

     (ii) the balance shall be available to the Company for general working capital purposes at the discretion of its Board of Directors.

     3. The Company will submit, if not already written and available, or cause to be submitted to the Consultant, a Business Plan that details the business, operations, financials, and projections of the Company, including the acquired assets described above. If the Company desires the Consultant's services in connection with the drafting of this Business Plan, the Consultant shall be paid an additional fee of $10,000 cash.

     4. The Company shall provide all requested Due Diligence material or information upon request by the Consultant.

     5. If not already retained, the Company will have retained the services of a financial investor relations firm, acceptable to the Company, and Consultant, to provide services to the Company in connection with the public trading of its securities.